United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant |X|
Filed by a party other than the Registrant | |

Check the appropriate box:
| |      Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
| |      Definitive Additional Materials
| | Soliciting Material Pursuant to | | ss.240.14a-11(c) or | | ss.240.14a-12

                        INTERNATIONAL DISPLAYWORKS, INC.
                (Name of Registrant as Specified In Its Charter)

               ---------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required
| |  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:
            _______________________________
         2) Aggregate number of securities to which transaction applies:
            _______________________________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            __________________________
         4) Proposed maximum aggregate value of transaction: ______________
         5) Total fee paid: ___________________

| | Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid: ________________________________
         2)       Form, Schedule or Registration Statement No.: ______________
         3)       Filing Party: __________________________________________
         4)       Date Filed: ___________________________________________

                        INTERNATIONAL DISPLAYWORKS, INC.
                           599 Menlo Drive, Suite 200
                             Rocklin, CA 95765-3708













To the Stockholders of International DisplayWorks, Inc.:

     You are cordially invited to attend the Annual Meeting (the "Meeting") of the Stockholders of International DisplayWorks, Inc. ("IDW" or the "Company") which will be held on May 19, 2004, at 10:00 a.m. (Pacific Time), in the Sierra Quarry Room at the Howard Johnson Inn at 4420 Rocklin Road, Rocklin, California 95677. As used in this Proxy Statement, the terms "we," "us" and "our" also mean IDW.

     The accompanying Notice of the Annual Meeting of the Stockholders and Proxy Statement contain the matters to be considered and acted upon, and you should read the material carefully.

     The Proxy Statement contains important information about the five (5) nominees for election as Directors. The Board of Directors strongly recommends your approval of these nominations.

     We hope you will be able to attend the meeting, but, if you cannot do so, it is important that your shares be represented. Accordingly, we urge you to mark, sign, date and return the enclosed proxy promptly. You may, of course, revoke your proxy, if you attend the meeting and choose to vote in person.


                                   Sincerely,

April 21, 2004
                                   /s/ Stephen C. Kircher
                                   Stephen C. Kircher
                                   Chief Executive Officer

                        INTERNATIONAL DISPLAYWORKS, INC.
                           599 Menlo Drive, Suite 200
                            Rocklin, California 95765


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 19, 2004

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of International DisplayWorks, Inc., a Delaware corporation ("IDW" or the "Company"), will be held on May 19, 2004, at 10:00 a.m. (Pacific Time), in the Sierra Quarry Room at the Howard Johnson Inn located at 4420 Rocklin Road, Rocklin, California 95677, for the following purposes, all of which are more completely discussed in the accompanying Proxy Statement:

     1. To elect five (5) Directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 12, 2004, are entitled to notice of and to vote at the Annual Meeting of the Stockholders.

                                          By Order of the Board of Directors


April 21, 2004

                                          /s/ Alan M. Lefko
                                          Alan M. Lefko,
                                          Secretary


YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF INTERNATIONAL DISPLAYWORKS, INC. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                               PROXY STATEMENT OF
                        INTERNATIONAL DISPLAYWORKS, INC.
                           599 Menlo Drive, Suite 200
                            Rocklin, California 95765


                     INFORMATION CONCERNING THE SOLICITATION

     This Proxy Statement is furnished to the stockholders of International DisplayWorks, Inc. ("IDW" or the "Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at the Company's Annual Meeting of the Stockholders (the "Meeting") to be held on May 19, 2004, at 10:00 a.m. (Pacific Time), in the Sierra Quarry Room at the Howard Johnson Inn located at 4420 Rocklin Road, Rocklin, California 95677, and at any and all adjournments thereof. Only stockholders of record on April 12, 2004, will be entitled to notice of and to vote at the Meeting. As used in this Proxy Statement, the terms "we," "us" and "our" also mean IDW.

     The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted at the Meeting in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted "FOR" the nominees for the Board of Directors and at the proxy holder's discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting). Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by: (i) filing with the Company written notice of its revocation addressed to: Corporate Secretary, International DisplayWorks, Inc., 599 Menlo Drive, Suite 200, Rocklin, California 95765-3708; (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Meeting and giving the Corporate Secretary notice of his or her intention to vote in person.

     The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to stockholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of the common stock. In addition to the solicitation of proxies by use of the mail, some of our officers, directors and employees may, without additional compensation, solicit proxies by telephone or personal interview.

     This Proxy Statement and form of proxy were first mailed to stockholders on or about April 21, 2004.

                          RECORD DATE AND VOTING RIGHTS

     The Company is currently authorized to issue up to 40,000,000 shares of common stock, no par value and 10,000,000 shares of Preferred Stock, no par value. The record date for determination of stockholders entitled to notice of and to vote at the Meeting is April 12, 2004. As of the record date, April 12, 2004, 25,115,258 shares of common stock were issued and outstanding and no shares of preferred stock are outstanding. Each share of common stock shall be entitled to one (1) vote on all matters submitted for stockholder approval, including the election of directors.

     A majority of the outstanding shares of common stock of the Company entitled to vote must be represented in person or by proxy at the Meeting to constitute a quorum for the transaction of business. Under Delaware law, abstentions and broker non-votes are counted as present for determining quorum. For the election of the directors, the nominees for director who receive the most votes will become our directors. A majority of quorum is required to approve all other proposals. Abstentions are treated as a vote against the proposal and broker non-votes will not be counted either for or against any proposal to determine if a proposal is approved.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

General Information

     At the Meeting, stockholders will be asked to elect Messrs. William H. Hedden, Stephen C. Kircher, Anthony G. Genovese, Timothy Nyman and Ronald A. Cohan as directors to serve until the next Meeting and until their successor shall be elected and qualified. Messrs. Hedden, Kircher, Genovese, Nyman and Cohan are the current members of the Board of Directors.

Nominees for Director

     The nominees for director have consented to being named as nominees in this Proxy Statement and have agreed to serve as a director, if elected at the Meeting. In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if such other persons are designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election. The Directors who are elected shall hold office until the next Meeting or until their successors are elected and qualified.

     The following sets forth the persons nominated by the Board of Directors for election as a director and certain information with respect to that person.

                  Nominee                                Age
                  -------                                ---
                  Stephen C. Kircher                      50
                  William H. Hedden                       50
                  Anthony G. Genovese                     61
                  Timothy Nyman                           53
                  Ronald A. Cohan                         63

Background of Nominees

     Stephen C. Kircher has served as Chairman of the Board of Directors of the Company since February 2000 and as a director since October 1999. Mr. Kircher was appointed as our Chief Executive Officer in July 2001. Since 1993, he served as Chairman and majority owner of Capitol Bay Group, Inc. and as Chairman of Capitol Bay Securities, Inc., a securities and investment banking firm and Capitol Bay Management, Inc., an investment company. Both Capitol Bay Securities, Inc. and Capitol Bay Management, Inc. were wholly owned subsidiaries of Capitol Bay Group, Inc. Mr. Kircher closed Capital Bay Securities, Inc. in February of 2001. Mr. Kircher was also a founding Director of Burlingame Bancorp and served on its Board from 1984 to 1991. Mr. Kircher has a Bachelor of Arts degree from the University of California, San Diego.

     Anthony G. Genovese has been a director of our company since September 2000, Chief Technology Officer since 2000 and Assistant Secretary since July 2001. He founded IDW in June 1999 to purchase the shares of MULCD and Vikay Industrial (Shenzhen) Limited ("IDWT"). IDW operated MULCD and IDWT under a management contract with Vikay Industrial (Singapore) Limited ("Vikay"), MULCD's and IDWT's parent company, from August 1, 1999. From 1997 to 1999, Mr. Genovese was President, joint member of the Office of the Chief Executive and Director of Vikay. Vikay entered Judicial Management, a form of bankruptcy proceeding in Singapore, in December 1997, though the Judicial Managers of Vikay selected Mr. Genovese to oversee continuing operations. In 1986, Mr. Genovese founded VGI, Inc., a joint venture company with Vikay to market Vikay LCD's and enter the LCD module business in the U.S. In 1992, VGI became a subsidiary of Vikay and was renamed Vikay America, Inc. Mr. Genovese continued as President and CEO of Vikay America from 1992 to 1997. Mr. Genovese received a Bachelor of Science in Physics from Manhattan College, a Master of Science in Physics & Mathematics from NYU & Courant Institute of Mathematical Sciences and studied Systems Management at USC for 18 graduate credits towards a Master Degree.

     William H. Hedden has served as a director of our company since 1999. Mr. Hedden has served as President and Chief Executive Officer of Consolidated
Adjusting, Inc., a construction insurance adjusting firm since 1992. From 1985 to 1992, Mr. Hedden served as a Director of Burlingame Bancorp and its subsidiary, Burlingame Bank & Trust Co. In 1984, Mr. Hedden served as Chairman of the Board of Bayhill Service Corporation, a mortgage-banking subsidiary of Delta Federal Savings & Loan. From 1983 to 1987, Mr. Hedden served as Chairman of the Board of Delta Federal Savings & Loan. Mr. Hedden received his Juris Doctor degree from Hastings College of the Law and a Bachelor of Arts degree from Stanford University.

     Timothy B. Nyman has served as a director of our company since October 2000. Mr. Nyman is the Senior Vice President of Global Services at GTECH Corporation, the world's leading operator of online lottery transaction processing systems. In 1979, Mr. Nyman went to work with the predecessor company of GTECH Corporation, which was the gaming division of Datatrol, Inc. In his twenty-three years with GTECH and its predecessors, Mr. Nyman has held various positions in operations and marketing. He has directed a full range of corporate marketing activities and participated in the planning and installation of new online lottery systems domestically and internationally. Mr. Nyman received a Bachelor of Science degree in Marketing, Accounting and Finance from Michigan State University.

     Ronald A. Cohan has served as a director of our company since October 2000. Since 1995, Mr. Cohan has served as a consultant to High Integrity Systems, Inc., a subsidiary of Equifax Inc. Prior to that, Mr. Cohan joined the San Francisco law firm of Pettit & Martin as an Associate in 1968 and was admitted as a Partner in 1972. He opened the Los Angeles office of Pettit & Martin in October of 1972 and was partner in charge until March of 1983. Mr. Cohan left Pettit & Martin in February of 1992 and became principal of his own law firm. Mr. Cohan has specialized in government procurement matters for various institutional clients such as Honeywell, 3M, Mitsui, Centex and Equifax. Mr. Cohan received a Bachelor of Arts degree from Occidental College in 1963 and a Juris Doctor degree from the School of Law (Boalt Hall), University of California, Berkeley.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE NOMINEES FOR THE ELECTION OF DIRECTORS.


EXECUTIVE OFFICERS

     Set forth below is information on the executive officers of the Company:

        Name                         Age        Position
        ----                         ---        --------
        Stephen C. Kircher(1)         50        Chairman of the Board and Chief
                                                Executive Officer

        Anthony G. Genovese(1)        61        Vice Chairman and Chief
                                                Technology Officer

        Ian Bebbington                49        Chief Financial Officer

        Alan M. Lefko                 56        Vice President of Finance and
                                                Corporate Secretary

        Philip Gregory                66        Senior Vice President Far East
                                                Operations
        --------------
        (1) For information regarding Mr. Kircher & Mr. Genovese see "Background of Nominees," above.

     Ian Bebbington is a chartered accountant and has been our Chief Financial Officer since July 2001. Mr. Bebbington founded Findatsys Worldwide Ltd., an internet start-up company where he worked from 1995 to 2001. He was the Chief Financial Officer from 1991 to 1993 and the Chief Executive Officer from 1993 to 1995 of Contimach Ltd., and its Chinese subsidiaries, a subsidiary of Fenner PLC, a U.K. public company. He held various financial positions in eight countries with subsidiaries of Inchcape PLC, a UK "FTSE 100" quoted company from 1980 to 1991. Mr. Bebbington earned a Bachelor of Science degree in Economics and Commerce from the University of Southampton. He is a member of the Institute of Chartered Accountants of England and Wales qualifying whilst with KPMG London.

     Philip Gregory now is the Senior Vice President Far East Operations since June 2002, had been the Vice President of Manufacturing of IDW since November 1999. Mr. Gregory has over 30 years' experience in the electronics industry in areas of product and process development, equipment design, equipment maintenance, installation and automation, in both high and low volume, manufacturing environments. From 1996 to 1999, Mr. Gregory served as a manufacturing consultant to Three-Five Systems, Micro Display Corp., Accudyne and Villa Precision International. From 1994 to 1995, he was Product Development Manager for Villa Precision International, responsible for product development, customer process improvements and sales support. Mr. Gregory's experience also includes CEO of Dove Communications, General Manager of the telecom division of Elec & Elteck, VP of Operations for Printed Circuit International, Operations Manager of National Semiconductor, and various positions with Texas Instruments. Mr. Gregory attended North Texas State University, majoring in business.

     Alan M.  Lefko was  promoted  to our Vice  President  of  Finance  in 2004.
Previously, he was our Corporate Controller since July 2001. Mr. Lefko was appointed as the Corporate Secretary in 2004. Prior to our merger with Granite Bay Technologies, Inc., Mr. Lefko was the Chief Financial Officer of IDW from February 2000 to July 2001. From July 1999 to January 2000, Mr. Lefko was the Chief Financial Officer of The Original Bungee Company ("Bungee") in Oxnard, California, a manufacturer and distributor of stretch cord and webbing products. Mr. Lefko was responsible for the reorganization of Bungee's financing structure, establishment of an asset based lending program and implementation of cost accounting systems and controls. From 1989 to 1999, Mr. Lefko served as Chief Financial Officer and Controller of Micrologic, a manufacturer and distributor of Global Positioning Systems and Vikay America, Inc., a subsidiary of Vikay Industrial (Singapore) Limited, based in Chatsworth, California. Mr. Lefko has a BA degree in Business Administration and Accounting from California State University, Northridge, California.

     There are no family relationships between any of the directors or executive officers.

Key Employee

     Bradley J. Ferrell, 26, joined our company as a financial analyst in 2000 after graduating from Southern Methodist University with a BS in Economics and a year working as an analyst in the tech sector of a brokerage company. After a year with our Company, he was appointed to the position of Production Coordinator with much of his time spent in Hong Kong and China. In 2002, he was appointed Domestic Sales Manager under our Vice President of Sales, an officer of the Society of Information Displays and worked closely with members of independent network of sales representatives. He then assisted the CEO with restructuring the sales and marketing function and was subsequently appointed Vice President of Sales and Marketing handling worldwide sales.

Committees of the Board of Directors

Audit Committee

     The Audit Committee of the Board of Directors makes recommendations regarding the retention of independent auditors, reviews the scope of the annual audit undertaken by our independent auditors and the progress and results of their work, and reviews our financial statements, internal accounting and auditing procedures and corporate programs to ensure compliance with applicable laws. The Audit Committee reviews the services performed by the independent auditors and determines whether they are compatible with maintaining the independent auditor's independence. The Audit Committee has a Charter, which is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. The members of the Audit Committee in 2003 and current members are Messrs. Hedden, Nyman and Cohan.

     The Board of Directors determined that Mr. Cohan is qualified as an Audit Committee Financial Expert. Mr. Cohan is independent as determined by the NASD listing standards.

Compensation Committee

     The Compensation Committee of the Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for our officers, administers the Company's Stock Option Plan and other benefit plans, and considers other matters as may, from time to time, be referred to them by the Board of Directors. The members of the Compensation Committee in 2003 and current members are Messrs. Hedden, Nyman and Cohan.

Compensation Committee Interlocks and Insider Participation

     Messrs.  William H.  Hedden,  Ronald  Cohan and Timothy  Nyman serve on the
Compensation Committee. There are no compensation committee interlocks or insider participation on our compensation committee.

Nominations to the Board of Directors

     Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the liquid crystal display industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

     The Board of Directors does not have a nominating committee. The Board believes given the diverse skills and experience required to grow the Company that the input of all members is important for considering the qualifications of individuals to serve as directors. The Board recommends a slate of directors for election at the annual meeting.

     In carrying out its responsibilities, the Board will consider candidates suggested by stockholders. If a stockholder wishes to formally place a candidate's name in nomination, however, he or she must do so in accordance with the provisions of the Company's Bylaws. Suggestions for candidates to be evaluated by the Board must be sent to Alan M. Lefko, Corporate Secretary,
International DisplayWorks, Inc., 599 Menlo Drive, Suite 200, Rocklin, California 95765-3708.

     Messrs. Cohan, Nyman and Hedden are independent as defined in the NASD listing standards.

     In fiscal 2003, the Board of Directors met four (4) times and took two (2) actions by unanimous written consent, the Audit Committee met one (1) time and the Compensation Committee met two (2) times. Each director attended at least 75% of the meetings of the Board of Directors and of the committees upon which he served.

Audit Committee Report

     The Audit Committee reviews the Company's internal accounting procedures, consults with and reviews the services provided by the Company's independent accountants and makes recommendations to the Board of Directors regarding the selection of independent accountants. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the audited financial statements with management and discussed with the independent auditors the matters required to be discussed by SAS 61. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

     The Committee discussed with the independent auditors, the auditors' independence from the management of the Company and received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1.

     After the review a discussions mentioned above, the Committee recommended to the Board that the audited financial statement be included in the Company's Annual Report on Form 10-K.

                             Respectfully Submitted,
                             Audit Committee of
                             International DisplayWorks, Inc.,

                             Ronald Cohan, Chair
                             William H. Hedden
                             Timothy Nyman

Compensation Committee Report on Executive Compensation

     The executive compensation policies and programs developed by the Company are designed to retain and motivate executive officers and to ensure that their interests are aligned with the interests of the Company's stockholders. The Company's policy is to offer competitive compensation opportunities for its employees based on a combination of factors, including Company growth, corporate performance and the individual's personal contribution to the business.

     The Company's compensation programs are implemented by the Compensation Committee of the Board of Directors ("Board"). Such programs consist of base salary, annual incentives and long-term incentives. Executive officers who are also directors do not participate in decisions affecting their own compensation.

Base Salary

     The Compensation Committee considered its own assessment of the individual performances of each executive officer and its own subjective assessment of the Company's overall financial performance. There is no fixed relationship between base salary and corporate performance or between base salary and the competitive range of salaries that may be offered by competitive companies. The Compensation Committee members considered their business judgment in light of their experience to be an important factor in establishing executive compensation.

Annual Incentives

     On an annual  basis,  the  Compensation  Committee  considers  the grant of annual incentive bonuses to each executive officer. Incentive bonuses are discretionary and are determined subjectively, with the Compensation Committee taking into consideration the individual's performance, contribution and accomplishments during the past fiscal year and the Company's financial performance. Neither the decision to award a bonus, nor the specific size of the incentive bonus, is based on any specific measure of corporate performance. In fiscal 2003, an incentive bonus was awarded to the V.P. of Sales and Marketing.

Stock Incentive Compensation

     The Board believes that stock ownership by executive officers and key employees provides valuable incentives for those persons to benefit as the Company's common stock price increases, and that stock option-based incentive compensation arrangements help align the interests of executives, employees and stockholders.

     The Board has granted stock options to executives and key employees through the Company's Employee Equity Incentive Plan (formerly, the 1990 Amended and Restated Stock Option Plan) (the "Plan"), approved by the stockholders in 1991. The Plan was amended by the Board in 1995 to increase the number of shares available under the Plan to 1,102,500, which amendment was approved by the Company's stockholders. The Plan was again amended by the Board in 1997 to change the name of the Plan, add certain additional types of equity grants, provide for acceleration of vesting on certain changes in control or sale of substantially all the Company's assets and a number of immaterial changes to update, modernize and reorganize the Plan, which amendment was also approved by the Company's stockholders. This Plan has now expired.

     Effective October 12, 1999, the Board adopted the 1999 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"). The Plan provides for the issuance of up to 300,000 shares of the Company's common stock (as presently constituted) to existing directors and, in the case of extra service or duties, to prior directors. Options may be awarded in such amounts, at such times, at such exercise prices and on such other terms as the Board determines, subject to any limitations in the Plan. Unless otherwise designated, options vest uniformly over the year following the date of grant. The options, subject to earlier termination under the Plan or option grant, expire after the later of (i) five years after the date of grant or (ii) five years after termination as a director. In 2003, the Board granted 6,000 options to directors at an average price of $0.15.

     Effective September 28, 2000, the Board and the stockholders of the Company approved the 2000 Employee Equity Incentive Plan ("Equity Incentive Plan"). On July 30, 2003, the Board and stockholders approved an amendment to increase the number of shares under the Equity Incentive Plan to 1,632,800. The purpose of the Equity Incentive Plan is to attract and retain the services of key employees, directors, officers and consultants and to help such individuals realize a direct proprietary interest in the Company. In 2003, the Board issued options to purchase 536,006 shares at an average exercise price of $0.29.

     In determining the number of options granted to executive officers and key employees, the Board considered the person's opportunity to affect the share price of the Company's common stock, the level of the person's performance based on past performance, future contribution to the Company and the anticipated incentive effect of the number of options granted.

     The Board believes that the policies and plans described above provide competitive levels of compensation and effectively link executives and stockholder interests. Moreover, the Board believes such policies and plans are consistent with the long-term investment objectives appropriate to the business in which the Company is engaged.

                                    Respectfully Submitted,
                                    Compensation Committee of
                                    International DisplayWorks, Inc.

                                    Timothy Nyman, Chair
                                    William H. Hedden
                                    Ronald Cohan

Employment Agreement

     In November 2002, we entered into an employment agreement with our Chief Financial Officer, Ian Bebbington. The agreement has a term of two years expiring on October 31, 2004. Annual compensation is approximately $163,000, inclusive of the annual cost of $40,600 for leasehold accommodation. In the event of earlier termination by us, we will be required to pay the balance of salary due until expiration and continue accommodation and schooling of Mr. Bebbington's children until the end of the current school year. In October 2003, we elected not to renew this agreement in accordance with the provisions of the agreement. The purpose of the notice was to renegotiate some of the terms of the agreement. These negotiations have not been concluded.

Compensation of Directors

     During the fiscal year ended October 31, 2003, non-employee directors were granted options to purchase 2,000 shares of common stock at $0.15. After the fiscal year ended October 31, 2003, all non-employee directors were granted 15,000 shares of common stock, and in addition, the audit committee chairman was granted an additional 10,000 shares of common stock. In January 2000 and December 2000, non-employee directors were granted options to purchase 25,000 shares at $0.78 per share and options to purchase 10,000 shares at $0.85 per share, respectively. All directors are reimbursed expenses incurred for attending Board and Committee meetings.

Compensation Summary

     The following table summarizes all compensation earned by or paid to our Chief Executive Officer and our four highest paid officers and employees, whose total compensation exceeded $100,000 for services rendered in all capacities for the years ended October 31, 2003, October 31, 2002 and the ten months ended October 31, 2001.

                           Summary Compensation Table

                                                                                               Securities
                Name and                                                           Other       Underlying
           Principal Position               Period                   Bonus     Compensation      Options
           ------------------               ------                   -----     ------------      -------
                                                          $            $             $
                                                          -            -             -

Stephen C. Kircher,                          2003      $150,000        -             -             2,000
Chief Executive Officer & Chairman           2002      $138,542        -             -              -
                                             2001      $ 61,417        -             -           100,000


Anthony Genovese,                            2003      $175,000        -         $9,000(1)         2,000
Chief Technology Officer                     2002      $214,850        -         $9,000(1)          -
& Vice Chairman                              2001      $145,833        -         $7,500(1)        30,000


Ian Bebbington,                              2003      $116,785        -        $42,465(2)         2,000
Chief Financial Officer                      2002      $102,194     $30,967     $54,065(2)        50,000
                                             2001      $ 33,848        -        $17,436(2)        50,000


Philip Gregory,                              2003      $150,000        -        $20,236(3)       102,000
Vice President of Manufacturing              2002      $150,000        -        $20,580(3)        10,000
                                             2001      $141,583        -        $11,772(3)        30,000

Bradley J. Ferrell,                          2003      $ 80,000      $22,000         -            52,000
V.P. Sales and Marketing                     2002      $ 57,000         -            -            22,500
                                             2001      $ 39,909         -            -              -

--------------------------
Footnotes:

(1) Represents vehicle allowance.
(2) Housing allowance in 2001, $17,436; 2002, housing allowance $52,645, pension $1,420; 2003, housing allowance $42,465.
(3) Represents housing & subsistence allowance for the PRC in 2001, 2002 and 2003.

Option Grants in 2003

The following table provides information relating to stock options granted by us during the year ended October 31, 2003.

                        Option Grants in Last Fiscal Year
                        ---------------------------------

                                                                                                     Potential Realizable
                                                                                                   Value at Assumed Annual
                                                                                                     Rates of Stock Price
                               Number of         Percent of Total                                       Appreciation
                              Securities        Options Granted to     Exercise                       For Option Terms
                              Underlying            Employees           Price        Expiration       ----------------
          Name              Options Granted       in Fiscal Year      Per Share        Date               5%        10%
          ----              ---------------       --------------      ---------        -----            ------   -------

Ian Bebbington                   2,000                  *               $0.15         12/14/07          $   85   $   184

Stephen C. Kircher               2,000                  *               $0.15         12/14/07              85       184

Anthony Genovese                 2,000                  *               $0.15         12/14/07              85       184

Philip Gregory                   2,000                  *               $0.15         12/14/07              85       184

Philip Gregory                 100,000                22.9%             $0.33         08/26/08           9,100    20,100

Bradley J. Ferrell               2,000                  *               $0.15         12/14/07              85       184

Bradley J. Ferrell              50,000                11.5%             $0.33         08/26/08           4,550    10,050

*  Less than 1%

     The exercise price of each option was equal to or more than the fair market value of our common stock on the date of the grant. Percentages shown under "Percent of Total Options Granted to Employees in the Last Fiscal Year" are based on an aggregate of 536,006 options granted to our employees under the 2000 Equity Incentive Plan during the year ended October 31, 2003.

     Potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the five-year term. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by:

     o Multiplying the number of shares of common stock subject to a given option by the exercise price;
     o Assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire five-year term of the option; and
     o    Subtracting from that result the aggregate option exercise price.


Aggregated Option Exercises in Last Fiscal Year and Ten-Year Options/SAR Repricings

     There was no re-pricing of options for the fiscal year ended October 31, 2003.

Fiscal Year End Option Values

     The following table sets forth for each of our executive officers named in the Summary Compensation Table the number and value of exercisable and un-exercisable options for the year ended October 31, 2003.

                                                               Number of Securities
                            Shares                             Underlying Unsecured                Value of Unexercised
                           Acquired                                  Options                       In-The-Money Options
                              on             Value              at October 31, 2003                at October 31, 2003
         Name              Exercise      Realized ($)     Exercisable     Un-exercisable      Exercisable      Un-exercisable
         ----              --------      ------------     -----------     --------------      -----------      --------------
Ian Bebbington                 -               -              64,500          37,500              -                  -
Stephen C. Kircher             -               -              87,000             -                -                  -
Anthony Genovese               -               -             202,000          60,000              -                  -
Philip Gregory                 -               -             122,000          80,000              -                  -
Bradley J. Ferrell             -               -              28,250          48,750              -                  -

Equity Compensation Plan Information

     Compensation Plan Table

     The following table provides aggregate information as of the end of the fiscal year ended October 31, 2003 with respect to all compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

        Plan category          Number of securities to be   Weighted-average exercise       Number of securities
                                issued upon exercise of        price of outstanding       remaining available for
                                  outstanding options,     options, warrants and rights    future issuance under
                                  warrants and rights                                    equity compensation plans
                                                                                           (excluding securities
                                                                                          reflected in column
                                                                                                    (a))
                                          (a)                           (b)                         (c)
-------------------------------------------------------------------------------------------------------------------
  Equity compensation plans            1,719,604                      $0.85                       631,612
approved by security holders
-------------------------------------------------------------------------------------------------------------------
  Equity compensation plans
  not approved by security               235,000                      $0.48                          -
           holders
-------------------------------------------------------------------------------------------------------------------
            Total                      1,954,604                      $0.80                       631,612
-------------------------------------------------------------------------------------------------------------------


     Equity Compensation Plans Not Approved by Security Holders

     The Board has granted options to purchase 235,000 shares of common stock that are not part of compensation plans approved by the security holders. There are options to purchase 150,000 shares granted in the fiscal 2001 to our former President and director at an exercise price of $0.50, options to purchase 50,000 shares granted to a director in fiscal 1999 at an exercise price of $0.25, and options to purchase 35,000 shares granted to a director in fiscal 2000 at an exercise price of $0.75.

Compliance with Section 16 of the Securities Exchange Act of 1934

     Based solely upon a review of Forms 3, 4 and 5 delivered to the Company as filed with the Securities and Exchange Commission ("Commission"), directors and officers of the Company and persons who own more than 10% of the Company's common stock timely filed all required reports pursuant to Section 16(a) of the Securities Exchange Act of 1934.

Comparison of Cumulative Total Return on Investment

     There can be no assurance that our stock performance will continue into the future with the same or similar trends depicted in the graph below. The market price of our common stock in recent years has fluctuated significantly and it is likely that the price of the stock will fluctuate in the future. We do not endorse any predictions of future stock performance. Furthermore, the stock performance chart is not considered by us to be (i) soliciting material, (ii) deemed filed with the Securities and Exchange Commission, or (iii) to be incorporated by reference in any filings by us under the Securities Act, or the Exchange Act.

                                [GRAPHIC OMITTED]

Principal Stockholders

     The following table sets forth certain information as of March 31, 2004, with respect to the beneficial ownership of our common stock for (i) each director, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.

     The  address  for each  listed  stockholder  unless  otherwise  listed  is:
International DisplayWorks, Inc., 599 Menlo Drive, Suite 200, Rocklin, California 95765. To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

                                                                 Number of
         Name of Beneficial Owner                                Shares(1)            Percent(2)
         ------------------------                                ---------            ----------

         Stephen C. Kircher                                       2,950,923(3)           11.3%
         The Pinnacle Fund, L.P.                                  2,966,667              11.3%
           4965 Preston Park Blvd., Suite 240
           Plano, Texas 75093
         William H. Hedden                                           82,000(4)             *
         Anthony Genovese                                         1,768,353(5)            6.8%
         Ronald Cohan                                               181,000(6)             *
         Timothy Nyman                                              453,664(7)            1.7%
         All directors and executive officers as a group          5,817,290(8)           22.2%
         (eight persons)
-------------------
Footnotes:

*     Does not exceed 1% of the class.
(1) "Beneficial Ownership" is defined pursuant to Rule 13d-3 of the Exchange Act, and generally means any person who directly or indirectly has or shares voting or investment power with respect to a security. A person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of the security within 60 days, including, but not limited to, any right to acquire the security through the exercise of any option or warrant or through the conversion of a security. Any securities not outstanding that are subject to options or warrants shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by that person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.
(2) Based on 26,177,981 shares of the Company's common stock outstanding at March 31, 2004, plus that number of shares subject to options exercisable within 60 days of March 31, 2004 owned by each individual or group of individuals.
(3) Includes 2,274,000 shares and warrants to purchase 589,923 shares of common stock owned by the Kircher Family Trust of which Mr. Kircher and his wife are the trustees and options to purchase 87,000 shares held in the name of Stephen C. Kircher.
(4)  Includes 45,000 shares and options to purchase 37,000 shares.

(5) Includes 812,000 shares held in joint tenancy with Mr. Genovese's wife, Mrs. Sharon Genovese, 694,353 shares held by an individual retirement account for Mr. Genovese, 2,000 shares held by an individual retirement account for Mrs. Genovese, options to purchase 200,000 shares and warrants to purchase 60,000 shares.
(6)  Includes 159,000 shares and options to purchase 22,000 shares.
(7)  Includes 431,664 shares and options to purchase 22,000 shares.
(8) Includes 4,403,017 shares, options to purchase 368,000 shares and warrants to purchase 649,923 shares exercisable owned by our directors, 100,000 shares and options to purchase 64,500 shares owned by Mr. Bebbington, 9,000 shares and options to purchase 124,500 shares owned by Mr. Gregory and 27,200 shares and options to purchase 77,000 shares owned by Mr. Lefko

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On July 15, 2003, a party related to a member of our Chief Executive Officer purchased $100,000 of units in our private placement of units. Each unit offering consisting of debt instruments and warrants to purchase 20,000 shares of common stock for each $100,000 loaned to us. Under the debt instruments, we will pay interest only payments each month at a rate of 12% per year and the total amount borrowed is due on December 31, 2004. The warrants are exercisable for $0.35 per share for a period of three years.

     Subsequent to the year end, our Chief Executive Officer and his spouse inherited from a relative promissory notes issued by us for $75,000 at an interest rate of 12.68% and $100,000 at an interest rate of 12% and warrants to purchase 5,625 shares at $0.21, 11,250 shares at $0.16, 10,000 shares at $0.35,
2,500 shares at $0.51 and 5,000 shares at $0.75 per share.

Other Matters

     The Board of Directors knows of no other matters that may or are likely to be presented at the Meeting. However, in such event, the persons named in the enclosed form of proxy will vote such proxy in accordance with their best judgment in such matters pursuant to discretionary authority granted in the proxy.

                     Relationship with Independent Auditors

     The Company has retained the firm of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending October 31, 2003. The Company expects a representative of Grant Thornton LLP to be present at the Annual Meeting of Stockholders and the representative will have an opportunity to make a statement if he or she desires to do so. Such representative will be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements on Form 10-K and the review of the financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended October 31, 2002 was $129,610 and October 31, 2003 was $135,000.

Audit-Related Fees

     The aggregate fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company's financial statements for the year ended October 31, 2002 was $27,903 and October 31, 2003 was $0.

Tax Fees

     The aggregate fees billed for tax compliance, tax advice and tax planning rendered by our independent auditors for the fiscal year ended October 31, 2002 was $6,500 and October 31, 2003 was $0. The services comprising these fees include the preparation of tax returns.

All Other Fees

     The aggregate fees billed for all other professional services rendered by the Company's independent auditors for the fiscal year ended October 31, 2002 was $0 and October 31, 2003 was $0.

     The Audit Committee approved 100% of the fees paid to the principal accountant for audit-related, tax and other fees. The Audit Committee pre-approves all non-audit services to be performed by the auditor in accordance with the Audit Committee Charter. The percentage of hours expended on the principal accountant's engagement to audit the Company's financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant's full-time, permanent employees was 0% to the best of the Company's knowledge.

                                 Code of Ethics

     We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions. A copy of our code of ethics can
be            found            on           our            website            at
www.idwlcd.com/InvestorRelations/doc/THE%20IDW%20CODE%20OF%  20CONDUCT.doc.  The
Company will report any amendment or wavier to the code of ethics on our website within five (5) days.

                              Stockholder Proposals

     Proposals by stockholders intended to be presented at 2005 annual meeting of stockholders must be received by us not later than December 21, 2004, for consideration for possible inclusion in the proxy statement relating to that meeting. All proposals must meet the requirements of Rule 14a-8 of the Exchange Act.

     For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph), but is instead intended to be presented directly at next year's annual meeting, SEC rules permit management to vote proxies in its discretion if the Company (a) receives notice of the proposal before the close of business on March 6, 2005 and advises stockholders in the next year's proxy statement about the nature of the matter and how management intends to vote on such matter or (b) does not receive notice of the proposal prior to the close of business on March 6, 2005.

     Notices of intention to present proposal at the 2005 Annual Meeting should be address to Corporate Secretary, International DisplayWorks, Inc., 599 Menlo Drive, Suite 200, Rocklin, California 95765-3708. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                             Additional Information

     The Annual Report for the fiscal year ended October 31, 2003, including audited financial statements, has been mailed to the stockholders concurrently with this proxy statement, but such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy solicitation material. Copies of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended October 31, 2002 will be provided to stockholders without charge upon request. Stockholders should direct their request to: Corporate Secretary, International DisplayWorks, Inc., 599 Menlo Drive, Suite 200, Rocklin, California 95765-3708.


ALL STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS MAY REVOKE THE PROXY IF THEY DESIRE AT ANY TIME BEFORE IT IS VOTED.

                                 International DisplayWorks, Inc.

                                 By Order of the Board of Directors

                                 /s/ Stephen C. Kircher

                                 Stephen C. Kircher
                                 Chairman and Chief Executive Officer

April 21, 2004
Rocklin, California

                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Stephen C. Kircher and Alan M. Lefko, and each of them, as proxies with the power to appoint his or their successor, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of International DisplayWorks, Inc. ("IDW"), held of record by the undersigned on April 12, 2004, at the Annual Meeting of Stockholders, to be held on May 19, 2004 at 10:00 a.m. (PDT), in the Sierra Quarry Room at the Howard Johnson Inn located at 4420 Rocklin Road, Rocklin, California 95677, and at any and all adjournments thereof.

1.       Election of  Directors  to  serve  until  the  next  Annual  Meeting of
         Stockholders:

         William H. Hedden          FOR     ____     WITHHOLD AUTHORITY     ____
         Stephen C. Kircher         FOR     ____     WITHHOLD AUTHORITY     ____
         Anthony G. Genovese        FOR     ____     WITHHOLD AUTHORITY     ____
         Timothy Nyman              FOR     ____     WITHHOLD AUTHORITY     ____
         Ronald Cohan               FOR     ____     WITHHOLD AUTHORITY     ____

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, including adjourning the meeting.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees and FOR Proposals Two.

         Please sign exactly as your name appears on your share certificates. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name by the president or other authorized officer. If the signatory is a partnership, please sign in the partnership name by an authorized person.

Dated: ___________________

Signed: ________________________________________

        __________________________________________________________________
                  Name (Print)              Name (Print) (if held jointly)

________________________________________    ____________________________________
Signature (Print)                           Signature (if held jointly)

Address: _________________________________  I will ____ attend the meeting.

City, State, Zip:  _______________________  I will not ____ attend the meeting.

                                            Number of persons to attending ____

              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY
                           USING THE ENCLOSED ENVELOPE